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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT                      June 3, 1997
(DATE OF EARLIEST EVENT REPORTED)


                              BUFFTON CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                       COMMISSION FILE NUMBER 001-09822


            DELAWARE                                  75-1732794

(STATE OR OTHER JURISDICTION              (I.R.S. EMPLOYER IDENTIFICATION NO.)
     OF INCORPORATION)

       226 BAILEY AVENUE
          SUITE 101
       FORT WORTH, TEXAS                                76107
(ADDRESS OF PRINCIPAL EXECUTIVE                       (ZIP CODE)
          OFFICES)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (817) 332-4761
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On June 3, 1997, the Company completed the sale of substantially all of the assets of Current Technology, Inc., a Delaware corporation, and an indirect subsidiary of the Company ("CTI"), to Danaher Corporation, a Delaware corporation and CTI Acquisition Corporation, a Delaware Corporation pursuant to the terms of an Asset Purchase Agreement, dated as of February 14, 1997, and amended on April 16, 1997 (the "Purchase Agreement"). The purchase price received at the closing was $25,500,000.00 in cash and the assumption by CTI Acquisition Corporation of approximately $1,300,000.00 in certain specified liabilities of CTI. The purchase price is subject to a post closing adjustment to the extent the Net Tangible Assets of CTI as of May 31, 1997, is more or less than $2,500,000.00. The term Net Tangible Assets is defined in the Purchase Agreement as the amount by which the sum of the accounts receivable (net of reserves), inventories (net of reserves), prepaid assets, fixed assets (net of depreciation), deposits and other assets included in the Acquired Assets (as also defined in the Purchase Agreement) excluding all intangibles other than the Texas A & M license, exceeds the sum of accounts payable, accrued liabilities, contract liabilities, lease liabilities and taxes included in the Assumed Liabilities, as reflected on the Closing Date Balance Sheet (as defined in the Purchase Agreement). The Closing Date Balance Sheet is to be prepared and submitted to CTI Acquisition Corporation within 45 days after the Closing.

     The assets sold include substantially of the assets owned by CTI and used in connection with its business, including without limitation, all inventory, accounts receivable, tangible personal property, intellectual property rights and contracts. The purchase price for the subject assets was determined through negotiations between the Company and the Buyer. The Company retained Southwest Securities to render an opinion to the Board of Directors of the Company as to the fairness to the Company, from a financial point of view, of the consideration to be received by CTI in connection with the proposed transaction. Southwest Securities delivered an opinion to the Board of Directors to the effect that, as of February 17, 1997, and based upon and subject to stated assumptions, the consideration to be received by CTI in the subject transaction was fair, from a financial point of view, to the Company. This opinion is attached as Appendix III to the Company's Proxy Statement for Annual Meeting of Stockholders held on May 16, 1997.

     Prior to the consummation of such transaction, no material relationship existed between any of such persons and the Company or any of its affiliates, directors or officers, or any associate of any such director or officer. However, effective as of the Closing Date of the subject transaction, Walter D. Rogers, Jr., a director of the Company, terminated his employment with CTI, and became the president of CTI Acquisition Corporation. Mr. Rogers continues to serve as a member of the Board of Directors of Buffton Corporation.

     Effective upon the Closing of the subject transaction, CTI changed its name to Story Road, Inc., and CTI Acquisition Corporation changed its name to Current Technology, Inc.

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     The foregoing summary description of the certain terms of the  Purchase
Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. A copy of the Purchase Agreement was filed on February 21, 1997, on a Form 8-K. The Company agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     Listed below are the financial statements, proforma financial information and exhibits, if any, filed as a part of the report.

     (b) Proforma financial information required pursuant to Article 11 of Regulation S-X are set forth in the Company's Proxy Statement for Annual Meeting of Stockholders to be held on May 16, 1997, filed on April 23, 1997, pursuant to Section 14(A) of the Securities Exchange Act of 1934, and such Proxy Statement is incorporated herein by reference.


     (c)  Exhibits

          2.1 Asset Purchase Agreement by and among Current Technology, Inc., Summatronix, Inc., Buffton Corporation, CTI Acquisition Corporation, and Danaher Corporation, dated as of February 14, 1997, set forth as Exhibit 2.1 to Form 8-K dated and filed February 19, 1997 and incorporated herein by reference.

          2.2  First Amendment to Asset Purchase Agreement, dated April 16,
               1997.

                                      BUFFTON CORPORATION



Dated: July 8, 1997                   By: /s/ Robert Korman
                                         ---------------------------------------
                                         Robert Korman, Vice President and Chief
                                         Financial Officer

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